UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2010

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Other Jurisdiction of Incorporation)

0-13368	37-1103704
(Commission File Number)	(IRS Employer Identification No.)

1515 Charleston Avenue
Mattoon, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (217) 234-7454

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                             Completion of Acquisition or Disposition of Assets.

On September 16, 2010, First Mid-Illinois Bancshares, Inc. (“the Company”) filed a Current Report on Form 8-K to report that its wholly owned subsidiary, First Mid-Illinois Bank & Trust, N.A., a national bank (“First Mid Bank”), completed on September 10, 2010 its previously-announced acquisition of 10 Illinois bank branches (“First Bank Branches”) from First Bank, a Missouri state chartered bank, located in Bartonville, Bloomington, Galesburg, Knoxville, Peoria and Quincy, Illinois. The acquisition was consistent with the Company’s strategy to expand its overall service area and bring added convenience to its customers by offering banking capabilities in 25 Illinois communities. In accordance with the Branch Purchase and Assumption Agreement, dated as of May 7, 2010, by and between First Mid Bank and First Bank, First Mid Bank acquired approximately $336 million of deposits, approximately $135 million of performing loans and the bank facilities and certain other assets of the Branches.  First Mid Bank paid First Bank (a) the principal amount of the loans acquired, (b) the net book value, or approximately $5.3 million, for the bank facilities and certain assets located at the Branches, (c) a deposit premium of 4.77% on the core deposits acquired, which equated to approximately $15.6 million, and (d) approximately $1.8 million for the cash on hand at the First Bank Branches, with proration of certain periodic expenses.  The acquisition settled by First Bank paying cash of $178.3 million to First Mid Bank for the difference between these amounts and the total deposits assumed.

The Current Report of Form 8-K/A is being filed in order to file certain financial statements with respect to the First Bank Branches and other information.  The Company recognized $957,000 of costs related to completion of the acquisition during the first nine months of 2010. These acquisition costs are included in other expense in the statement of income of the Company and are not reflected in the financial statements filed herewith.

The purchase was accounted for under the acquisition method in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations,” and accordingly the assets and liabilities were recorded at their fair values on the date of acquisition. The following table summarizes the estimated fair values of assets acquired and liabilities assumed at the date of acquisition (in thousands).

September 10, 2010	Acquired Book Value	Fair Value Adjustments	As Recorded by First Mid Bank
Assets
Cash	$180,074	$-	$180,074
Loans	135,219	(2,102)	133,117
Premises and equipment	5,266	7,685	12,951
Goodwill	-	8,390	8,390
Core deposit intangible	-	3,050	3,050
Other assets	488	-	488
Total assets acquired	$321,047	$17,023	$338,070

Liabilities
Deposits	$336,016	$1,413	$337,429
Securities sold under agreements to repurchase	126	-	126
Other liabilities	515	-	515
Total liabilities assumed	$336,657	$1,413	$338,070

The difference between the fair value and acquired value of the purchased loans of $2,102,000 is being accreted to interest income over the remaining term of the loans. The difference between the fair value and acquired value of the assumed time deposits of $1,413,000 is being amortized to interest expense over the remaining term of the time deposits. The core deposit intangible asset, with a fair value of $3,050,000, will be amortized on an accelerated basis over its estimated life of ten years.

Item 9.01.  Financial Statements and Exhibits.

In accordance with the Company’s request for relief submitted to the Securities and Exchange Commission to which the staff of the Securities and Exchange Commission informed the Company that it would not object, the Company has provided the information described below in Item 9.01 (a) and Exhibit 99.1 and Exhibit 99.2 in lieu of certain historical financial information of the acquired branches required by Rule 3-05 and Article 11 of Regulation S-X because separate, audited financial statements of the acquired branches were never prepared and the acquired branches were not operated as a distinct, stand-alone entity.

Certain financial information of the First Bank Branches required by Rule 3-05 of Regulation S-X and certain related pro forma financial information under Article 11 of Regulation S-X have been omitted as the historical financial information for these branches does not exist or is impracticable to provide. The financial statements presented are not indicative of the financial condition or results of operations of the acquired branches going forward due to omission of various expenses and changes in business practices. See notes to financial statements for further explanation of these financial statements.

(a)           Financial Statements of Businesses Acquired.

The following are included in the attached Exhibit 99.1 and incorporated herein by reference:

1.           Report of Independent Registered Public Accounting Firm

2.	Statement of Assets Acquired and Liabilities Assumed for the year ended December 31, 2009 and the six months ended June 30, 2010

3.           Statement of Revenues and Direct Expenses for the year ended December 31, 2009 and the six monthperiods ended June 30, 2009 and June 30, 2010

4.           Notes to Financial Statements

(b)           Pro Forma Financial Information.

The following are included in the attached as Exhibit 99.2 and incorporated herein by reference:

1.           Pro Forma Balance Sheet as of December 31, 2009 and June 30, 2010

2.           Pro Forma Results of Operations for the year ended December 31, 2009 and the six months ended June 30, 2010

(d)           Exhibits.

10.1
Branch Purchase and Assumption Agreement between First Mid-Illinois Bank & Trust, N.A. and First Bank, dated May 7, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 7, 2010).

10.2
Amendment No. 1 to Branch Purchase and Assumption Agreement, dated as of August 31, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed November 8, 2010).

23.1	Consent of BKD, LLP (filed herewith).

99.1	Financial Statements of the Businesses Acquired (filed herewith).

99.2	Pro Forma Financial Information (filed herewith).

99.3	Press Release dated September 10, 2010 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed September 16, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             FIRST MID-ILLINOIS BANCSHARES, INC.

Dated:  November 17, 2010                                                              By:  /s/ William S. Rowland

              Name: William S. Rowland
             Title: Chairman, President and Chief Executive Officer